For the fiscal year ended (a) December 31, 2003
File number: 811-5594

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

         A Special Meeting of Shareholders was held on uly 17, 2003, and adjourned to August 21, 2003 and further adjourned to September 12, 2003.
At such meetings the shareholders approved the following proposals:

Dryden Short-Term Corporate Bond Fund

1)*	Vote on Trustees/Directors:

                  	      Affirmative		Authority
				votes cast		 Withheld

   David E. A. Carson		19,947,549		221,744
	Robert F. Gunia		19,943,135		226,188
	Robert E. La Blanc	19,942,032		227,291
	Douglas H. McCorkindale	19,949,486		219,837
	Stephen P. Munn		19,949,859		219,464
	Richard A. Redeker	19,955,525		213,798
	Judy A. Rice		19,948,744		220,579
	Robin B. Smith		19,944,743		224,580
	Stephen Stoneburn	19,954,032		215,291
	Clay T. Whitehead	19,954,015		215,308

2)**	To Permit the Manager to Enter into, or make material
changes to, Subadvisory
Agreements without shareholder approval.

	For			Against		Abstain
	9,584,277		1,033,918	390,721


3)*	To Permit an amendment to the Management Contract
Between PI and the Company.

	For			Against		Abstain
	19,402,382		507,442		259,499

4a)**	To approve changes to fundamental investment
restrictions or policies, relating
to: fund diversification.


	For			Against		Abstain
	10,028,096		606,816		374,005

4b)**	To approve changes to fundamental investment
restrictions or policies, relating
to: issuing senior securities, borrowing money or pledging assets.

	For			Against		Abstain
	9,777,105		806,793		425,018

4c)**	To approve changes to fundamental investment
restrictions or policies, relating
to: buying and selling real estate.

	For			Against		Abstain
	9,899,354		695,318		414,244

4d)**	To approve changes to fundamental investment
restrictions or policies, relating
to: buying and selling commodities and commodity contracts.

	For			Against		Abstain
	9,808,200		811,632		389,084

4e)**	To approve changes to fundamental investment
restrictions or policies, relating
to: fund concentration.

	For			Against		Abstain
	9,941,071		675,396		392,450

4f)**	To approve changes to fundamental investment
restrictions or policies, relating
to:  making loans.

	For			Against		Abstain
	9,805,835		793,632		409,449

4g)**	To approve changes to fundamental investment
restrictions or policies, relating
to: other investment restrictions, including investing in securities of other investment companies.

	For			Against		Abstain
	9,875,615		747,025		386,276

5)***	To approve amendments to the Company?s Articles
of Incorporation.

	For			Against		Abstain


*	Approved at the July 17, 2003 meeting.
**	Approved at the August 21, 2003 meeting.
***	Not approved.
..




For the fiscal year ended (a) December 31, 2003
File number: 811-5594

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

         A Special Meeting of Shareholders was held on July 17, 2003, and adjourned to August 21,
2003 and further adjourned to September 12, 2003.
At such meetings the shareholders approved the following proposals:

Dryden Ultra Short Bond Fund

1)*	Vote on Trustees/Directors:

                  	       Affirmative		Authority
				votes cast		 Withheld

David E. A. Carson		27,752,555		496,378
	Robert F. Gunia		27,766,564		482,369
	Robert E. La Blanc	27,704,556		544,377
	Douglas H. McCorkindale	27,766,564		482,369
	Stephen P. Munn		27,766,564		482,369
	Richard A. Redeker	27,766,564		482,369
	Judy A. Rice		27,764,563		484,370
	Robin B. Smith		27,759,549		489,384
	Stephen Stoneburn	27,766,564		482,369
	Clay T. Whitehead	27,766,564		482,369


5)**	To approve amendments to the Company?s Articles of Incorporation.

		For			Against		Abstain


*	Approved at the July 17, 2003 meeting.
         **	Not approved.